EXHIBIT 99.1

Cutter & Buck Director Resigns

SEATTLE/April 27, 2004/PR Newswire/ – Cutter & Buck Inc. (NASDAQ: CBUK) today announced the resignation of Mike Brownfield from the company’s board of directors.  In a letter to Cutter & Buck CEO Fran Conley, Brownfield cited the demands of his work schedule and Board and Committee related travel requirements as reasons for his resignation.   “I am disappointed that these constraints on my time will keep me from continuing to serve as a member of the Cutter & Buck Board,” stated Brownfield.

“Mike has been stalwart as a board member ever since he joined in 1995,” said Conley.  “In spite of his move to Wyoming and the increasing demands of his new business, he stayed with us until the company emerged from the past two difficult years. He has been a good friend and an excellent representative of the interests of our shareholders.  We wish him the very best for the future.”

Brownfield also applauded Conley, the other board members, CFO Ernie Johnson, and outside counsel Mike Morgan for their hard work and success, saying “the company has come through with few scars and great promise for the future.”

Separately, Cutter & Buck announced that Paul Bourgeois has left the company.  Paul joined Cutter & Buck in 1997, and for the last two years served as VP and Manager of the Golf Strategic Business Unit, responsible for our golf sales.

“We appreciate Paul’s contribution to the success of the company and wish him well for the future,” said CEO Conley.

“This month marks the two-year anniversary of our turnaround efforts,” said Conley.  “The company has changed, and we understand that some of our colleagues choose to go in different directions.  We honor their contributions, and we welcome the fresh ideas and different experience that comes with the fine people who join Cutter & Buck.   On the board and in management, we have a mix of wise company experience and fresh new skills that creates a strong foundation for our long-term future success.”

About Cutter & Buck

Cutter & Buck designs, sources, markets and distributes upscale sportswear under the Cutter & Buck brand.  The Company sells its products primarily to golf pro shops and resorts, corporate accounts, upscale specialty retail stores and international distributors and licensees.  Cutter & Buck products feature distinctive, comfortable designs, high-quality materials and manufacturing, and rich detailing.

Statements made in this news release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in any forward-looking statements. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking statements. Those factors include, but are not limited to the following: the ability of the company to control costs and expenses; costs associated with the indemnification of former officers; relations with and performance of suppliers; the Company’s ability to carry out successful designs and effectively advertise and communicate with the marketplace and to penetrate chosen distribution channels; competition; access to capital; risks related to the timely performance of third parties, such as shipping companies, including risks of strikes or labor disputes involving these third parties; maintaining the integrity of the Company’s technology and information systems; maintaining satisfactory relationships with our banking partners; political and trade relations; changes in international trade quota systems for apparel; the overall level of consumer spending on apparel; global economic and political conditions and additional threatened terrorist attacks and responses thereto, including war. Additional information on these and other factors, which could affect the company’s financial results, are included in its Securities and Exchange Commission filings. Finally, there may be other factors not mentioned above or included in the company’s SEC filings that may cause actual results to differ materially from any forward-looking statements. You should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statements as a result of new information, except as may be required by securities laws.